Press Release
Release date: November 1, 2018

Uniti Group Inc. Reports Third Quarter 2018 Results

Announces Acquisitions of Information Transport Solutions, Inc.

Completes Sale-Leaseback and Fiber Acquisitions with CableSouth Media, LLC and U.S. TelePacific Holdings Corp.

•	Revenues of $252.6 Million for the Third Quarter
•	Net income of $0.01 Per Diluted Common Share for the Third Quarter
•	AFFO Per Diluted Common Share of $0.62 for the Third Quarter
•	Updates 2018 Financial Outlook

LITTLE ROCK, Ark., November 1, 2018 (GLOBE NEWSWIRE) – Uniti Group Inc. ("Uniti" or the “Company”) (Nasdaq: UNIT) today announced its results for the third quarter 2018.

“We are pleased to announce the acquisition of Information Transport Solutions, Inc., a full service provider of technology solutions for educational institutions in the Southeast. This acquisition expands Uniti Fiber’s product offerings and strengthens relationships with many new and existing E-Rate customers,” commented Kenny Gunderman, President and Chief Executive Officer.

Mr. Gunderman continued “I also want to especially commend our Uniti Fiber team for their tremendous efforts managing through Hurricane Michael. Their advanced preparation and joint planning with our customers has been critical to limiting disruptions and restoring service as expeditiously as possible in affected areas. This was a very destructive storm in parts of Florida and restoration efforts by our Uniti Fiber team are ongoing.”

QUARTERLY RESULTS

Consolidated revenues for the third quarter of 2018 were $252.6 million.  Net income and Adjusted EBITDA was $4.2 million and $199.2 million, respectively, for the same period.  Net income attributable to common shares was $2.1 million for the period, and included $2.3 million of transaction and integration related costs, and an $0.8 million gain on the settlement of escrow balances related to prior acquisitions.  Adjusted Funds From Operations (“AFFO”) attributable to common shares was $110.0 million, or $0.62 per diluted common share.

Uniti Fiber contributed $70.1 million of revenues and $28.5 million of Adjusted EBITDA for the third quarter of 2018, reporting Adjusted EBITDA margins of approximately 41%.  Uniti Fiber’s net success-based capital expenditures during the quarter were $33.6 million, and maintenance capital expenditures were $1.0 million. At September 30, 2018, Uniti Fiber had over $1.3 billion of revenues under contract, a 3% increase over pro-forma year-ago levels.

Uniti Towers contributed $4.3 million of revenues and reported Adjusted EBITDA of $1.2 million for the quarter, which included $0.4 million of development costs reimbursed in connection with sites canceled by our customers.  Uniti Tower’s total capital expenditures for the third quarter were $24.5 million and included the completion of construction of 47 towers in the U.S., 10 towers in Mexico, and closing on the acquisition of 23 NMS development towers. At quarter end, Uniti Towers had 847 towers in service and approximately 252 towers in varying stages of development.

Uniti Leasing had revenues of $174.8 million and Adjusted EBITDA of $174.1 million for the third quarter.  The Consumer CLEC business had revenues of $3.4 million for the third quarter, achieving Adjusted EBITDA margins of approximately 23%.

INVESTMENT TRANSACTIONS

On October 19, 2018, the Company acquired Information Transport Solutions, Inc. (“ITS”) for all cash consideration of $54.0 million.  ITS is a full-service provider of technology solutions, primarily to educational institutions in Alabama and Florida. Over 30% of ITS’s total revenue is on Unit Fiber’s network, which is expected to increase under Uniti Fiber’s ownership.  ITS reported revenues of over $45 million in 2017.

On October 9, 2018, the Company closed on its previously announced sale-leaseback and fiber acquisition with CableSouth Media, LLC (“CableSouth”). At closing, the Company acquired approximately 43,000 fiber strand miles located in Arkansas, Louisiana, and Mississippi, of which 34,000 fiber strand miles have been leased back to CableSouth on a triple net basis. Uniti obtained exclusive use of 9,000 fiber strand miles, which are adjacent to Uniti Fiber’s southern network footprint. Total consideration was $31 million.

On September 19, 2018, the Company closed on the second tranche of its previously announced sale-leaseback and fiber acquisition with U.S. TelePacific Holdings Corp. (“TPx”).  At closing, the Company acquired 32,000 fiber strand miles located in California, which have been leased back to TPx on a triple net basis.  Total consideration for the second tranche was $70 million.

The Company is also announcing the acquisition of JKM Consulting, Inc. d/b/a M2 Connections (“M2”), a local fiber provider in Eastern Alabama.  M2 owns approximately 200 route miles of fiber spanning five counties.  Total consideration for this transaction will be $6 million.  The acquisition is expected to close in the first quarter of 2019 and is subject to customary closing conditions.

LIQUIDITY AND FINANCING TRANSACTIONS

At quarter-end, the Company had approximately $118.5 million of unrestricted cash and cash equivalents, and $210 million of undrawn borrowing availability under its revolving credit agreement.  The Company’s leverage ratio at quarter end was 6.0x based on Net Debt to Annualized Adjusted EBITDA.

During the quarter, the Company issued an aggregate of 3.2 million shares of common stock under its “at-the-market” (“ATM”) equity offering program at prices ranging from $20.14 to $21.04 per share. Net proceeds were principally used to manage leverage levels by reducing borrowings under our revolving credit facility.

As previously reported, on October 31, 2018, the Company’s Board of Directors declared a quarterly cash dividend of $0.60 per common share, payable on January 15, 2018 to stockholders of record on December 31, 2018.

UPDATED FULL YEAR 2018 OUTLOOK

The Company is updating its current 2018 outlook for the aforementioned ITS transaction from its close date, and the impacts of the timing of the actual close dates of the previously announced TPx California and CableSouth fiber acquisitions and sale-lease backs. In addition, the outlook has been adjusted for the impact of assumptions regarding the timing of lease-up on certain fiber assets, delays in the deployment of fiber solutions at Uniti Fiber, the impact of shares issued under our ATM program, and other factors.  Our current outlook excludes any future acquisitions, capital market transactions, adverse cost impacts of Hurricane Michael, and future transaction costs.  Furthermore, our outlook is subject to adjustment based on the finalization of purchase price allocations related to acquisitions and other factors.  Actual results could differ materially from these forward-looking statements.

The Company’s consolidated outlook for 2018 is as follows (in millions):

	Full Year 2018
Revenue	$1,012	to	$1,017
Adjusted EBITDA (1)	796	to	801
Interest expense (2)	319	to	319

Attributable to common shareholders:
Net income	3	to	8
FFO (1)	369	to	374
AFFO (1)	438	to	443

Weighted-average common shares outstanding – diluted	177	to	177
________________________
(1)See “Non-GAAP Financial Measures” below.
(2)Includes amortization of deferred financing costs and debt discounts.

The following table provides a reconciliation of the Company’s midpoint outlook for AFFO from its previous guidance to its current guidance.

Full Year 2018 Midpoint Outlook
Prior 2018 Outlook – AFFO	$2.52
ITS transaction (1)	0.01
Deployment delays, primarily dark fiber and small cells (2)	(0.01)
Customer service credits and other	(0.02)
Change in weighted average common shares outstanding	(0.01)
Current 2018 Outlook – AFFO	$2.49
________________________
(1) Based on closing date noted herein (2) Primarily permitting delays

CONFERENCE CALL

Uniti will hold a conference call today to discuss this earnings release at 4:15 PM Eastern Time (3:15 PM Central Time).  The dial-in number for the conference call is (844) 513-7153 (or (508) 637-5603 for international callers) and the conference ID is 8448617.  The conference call will be webcast live and can be accessed on the Company’s website at www.uniti.com.  A replay of the webcast will be available following the call on the Company’s website, beginning today at approximately 8:00 PM Eastern Time and will remain available for 14 days.

ABOUT UNITI

Uniti, an internally managed real estate investment trust, is engaged in the acquisition and construction of mission critical communications infrastructure, and is a leading provider of wireless infrastructure solutions for the communications industry.  As of September 30, 2018, Uniti owns 5.4 million fiber strand miles, approximately 850 wireless towers, and other communications real estate throughout the United States and Latin America. Additional information about Uniti can be found on its website at www.uniti.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release and today’s conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time. Those forward-looking statements include all statements that are not historical statements of fact, including, without limitation, those regarding our business strategies, growth prospects, industry trends, sales opportunities, operating and financial performance, additional lease-up of our fiber assets, anticipated benefits of the ITS and M2 transactions and our 2018 financial results.

Words such as "anticipate(s)," "expect(s)," "intend(s)," “estimate(s),” “foresee(s),” "plan(s)," "believe(s)," "may," "will," "would," "could," "should," "seek(s)" and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Factors which could materially alter our expectations include, but are not limited to, the ability and willingness of our customers to meet and/or perform their obligations under any contractual arrangements entered into with us; the ability and willingness of our customers to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant; the adverse impact of litigation affecting us or our customers; our ability to renew, extend or obtain contracts with significant customers (including customers of the businesses we acquire); the availability of and our ability to identify suitable acquisition opportunities and our ability to acquire and lease the respective properties on favorable terms; the risk that we fail to fully realize the potential benefits of acquisitions or have difficulty integrating acquired companies; our ability to generate sufficient cash flows to service our outstanding indebtedness; our ability to access debt and equity capital markets; the impact on our business or the business of our customers as a result of credit rating downgrades and fluctuating interest rates; our ability to retain our key management personnel; our ability to qualify or maintain our status as a real estate investment trust (“REIT”); changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; covenants in our debt agreements that may limit our operational flexibility; other risks inherent in the communications industry and in the ownership of communications distribution systems, including potential liability relating to environmental matters and illiquidity of real estate investments; the risk that the agreements relating to our pending transactions may be modified or terminated prior to closing; the risks related to satisfying the conditions to our pending transactions; and additional factors described in our reports filed with the SEC.

Uniti expressly disclaims any obligation to release publicly any updates or revisions to any of the forward-looking statements set forth in this press release and today’s conference call to reflect any change in its expectations or any change in events, conditions or circumstances on which any statement is based.

NON-GAAP PRESENTATION

This release and today’s conference call contain certain supplemental measures of performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).  Such measures should not be considered as alternatives to GAAP.  Further information with respect to and reconciliations of such measures to the nearest GAAP measure can be found herein.

Uniti Group Inc.

Consolidated Balance Sheets

(In thousands, except per share data)

	September 30, 2018	December 31, 2017
Assets:
Property, plant and equipment, net	$3,155,206	$3,053,889
Cash and cash equivalents	118,493	59,765
Accounts receivable, net	58,661	43,652
Goodwill	681,175	673,729
Intangible assets, net	411,449	429,357
Straight-line revenue receivable	58,212	47,041
Derivative asset	64,410	6,793
Other assets	23,218	15,856
Total Assets	$4,570,824	$4,330,082

Liabilities, Convertible Preferred Stock and Shareholders’ Deficit
Liabilities:
Accounts payable, accrued expenses and other liabilities	$81,556	$77,634
Accrued interest payable	70,613	28,684
Deferred revenue	682,481	537,553
Dividends payable	112,277	109,557
Deferred income taxes	54,539	55,478
Capital lease obligations	57,104	56,329
Contingent consideration	86,435	105,762
Notes and other debt, net	4,745,227	4,482,697
Total Liabilities	5,890,232	5,453,694

Commitments and contingencies

Convertible preferred stock, Series A, $0.0001 par value, 88 shares authorized, issued and outstanding, $87,500 liquidation value	85,763	83,530

Shareholder’s Deficit:
Preferred stock, $ 0.0001 par value, 50,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $ 0.0001 par value, 500,000 shares authorized, issued and outstanding: 178,210 shares at September 30, 2018 and 174,852 shares at December 31, 2017	18	17
Additional paid-in capital	711,271	644,328
Accumulated other comprehensive loss	66,291	7,821
Distributions in excess of accumulated earnings	(2,278,124)	(1,960,715)
Total Uniti shareholders’ deficit	(1,500,544)	(1,308,549)
Noncontrolling interests – operating partnership units	95,373	101,407
Total shareholders’ deficit	(1,405,171)	(1,207,142)
Total Liabilities, Convertible Preferred Stock and Shareholders’ Deficit	$4,570,824	$4,330,082

Uniti Group Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues:
Leasing	$174,822	$171,673	$521,481	$512,893
Fiber Infrastructure	70,130	66,363	204,486	136,158
Towers	4,319	2,796	10,161	6,679
Consumer CLEC	3,365	4,378	10,752	13,966
Total revenues	252,636	245,210	746,880	669,696

Costs and expenses:
Interest expense	80,406	78,784	237,398	227,235
Depreciation and amortization	112,748	113,444	342,311	317,404
General and administrative expense	20,666	22,068	63,867	49,549
Operating expense (exclusive of depreciation and amortization)	34,773	30,172	96,199	74,258
Transaction related costs	2,323	8,512	12,025	32,213
Other (income) expense	(1,038)	(3,933)	(1,574)	9,638
Total costs and expenses	249,878	249,047	750,226	710,297

Income (loss) before income taxes	2,758	(3,837)	(3,346)	(40,601)
Income tax benefit	(1,466)	(8,672)	(5,208)	(8,976)
Net income (loss)	4,224	4,835	1,862	(31,625)
Net income attributable to noncontrolling interests	93	107	24	107
Net income (loss) attributable to shareholders	4,131	4,728	1,838	(31,732)
Participating securities’ share in earnings	(655)	(388)	(1,992)	(1,156)
Dividends declared on convertible preferred stock	(656)	(656)	(1,968)	(1,968)
Amortization of discount on convertible preferred stock	(745)	(745)	(2,235)	(2,235)
Net income (loss) attributable to common shareholders	$2,075	$2,939	$(4,357)	$(37,091)

Net loss attributable to common shareholders – Basic	$2,075	$2,939	$(4,357)	$(37,091)
Mark-to-market gains on share settled contingent consideration arrangements	-	-	-	-
Net loss attributable to common shareholders - Diluted	$2,075	$2,939	$(4,357)	$(37,091)
Weighted average number of common shares outstanding:
Basic	175,396	174,818	175,101	166,624
Diluted	175,653	175,399	175,101	166,816

Earnings (loss) per common share:
Basic	$0.01	$0.02	$(0.02)	$(0.22)
Diluted	$0.01	$(0.02)	$(0.02)	$(0.26)

Dividends declared per common share	$0.60	$0.60	$1.80	$1.80

Uniti Group Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Nine Months Ended September 30,
	2018	2017
Cash flow from operating activities:
Net income (loss)	$1,862	$(31,625)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	342,311	317,404
Amortization of deferred financing costs and debt discount	18,340	17,091
Deferred income taxes	(6,081)	(12,281)
Straight-line revenues	(10,932)	(10,857)
Stock based compensation	6,058	5,621
Change in fair value of contingent consideration	(687)	9,091
Other	2,721	810
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(14,848)	532
Other assets	(4,899)	(4,307)
Accounts payable, accrued expenses and other liabilities	66,090	46,275
Net cash provided by operating activities	399,935	337,754

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	-	(763,665)
Acquisition of ground lease investments	-	(13,869)
NMS asset acquisitions	(3,299)	(68,557)
Other capital expenditures	(297,108)	(111,101)
Net cash used in investing activities	(300,407)	(957,192)

Cash flows from financing activities:
Principal payments on debt	(15,810)	(15,810)
Dividends paid	(318,116)	(294,272)
Payments of contingent consideration	(18,640)	(19,999)
Proceeds from issuance of Notes	-	201,000
Borrowings under revolving credit facility	350,000	360,000
Payments under revolving credit facility	(90,000)	(200,000)
Capital lease payments	(3,819)	(2,348)
Deferred financing costs	-	(28,533)
Common stock issuance, net of costs	64,423	498,924
Distributions paid to noncontrolling interest	(7,438)	-
Net share settlement	(1,575)	(1,752)
Net cash (used in) provided by financing activities	(40,975)	497,210

Effect of exchange rate changes on cash and cash equivalents	175	397
Net increase (decrease) in cash and cash equivalents	58,728	(121,831)
Cash and cash equivalents at beginning of period	59,765	171,754
Cash and cash equivalents at end of period	$118,493	$49,923

Non-cash investing and financing activities:
Property and equipment acquired but not yet paid	$11,446	$3,602
Tenant capital improvements	124,036	166,298
Acquisition of businesses through non-cash consideration	-	122,395

Uniti Group Inc.

Reconciliation of Net Income to FFO and AFFO

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income (loss) attributable to common shareholders	$2,075	$2,939	$(4,357)	$(37,091)
Real estate depreciation and amortization	93,295	95,519	284,271	278,714
Participating securities’ share in earnings	655	388	1,992	1,156
Participating securities’ share in FFO	(655)	(388)	(1,992)	(1,156)
Adjustments for noncontrolling interests	(2,152)	(2,222)	(6,556)	(2,222)
FFO attributable to common shareholders	93,218	96,236	273,358	239,401
Transaction related costs	2,323	8,512	12,025	32,213
Change in fair value of contingent consideration	(199)	(3,933)	(687)	9,091
Amortization of deferred financing costs and debt discount	6,193	6,110	18,340	17,091
Stock based compensation	1,963	1,968	6,058	5,621
Non-real estate depreciation and amortization	19,453	17,925	58,040	38,690
Straight-line revenues	(3,532)	(3,609)	(10,932)	(10,857)
Maintenance capital expenditures	(1,015)	(1,476)	(3,165)	(3,454)
Amortization of discount on convertible preferred stock	745	745	2,235	2,235
Adjustment to deferred tax valuation allowance	-	(7,992)	-	(7,992)
Other non-cash (revenue) expense, net	(8,738)	(3,509)	(25,998)	(9,304)
Adjustments for noncontrolling interests	(368)	(310)	(1,203)	(310)
Adjusted FFO attributable to common shareholders	$110,043	$110,667	$328,071	$312,425

Per diluted common share:
EPS	$0.01	$(0.02)	$0.03	$(0.26)
FFO	$0.53	$0.55	$1.55	$1.44
AFFO	$0.62	$0.63	$1.86	$1.87

Weighted average common shares used to calculate basic (loss) earnings per common share	175,396	174,818	175,101	166,624
Effect of dilutive securities	889	581	873	192
Weighted average common shares used to calculate diluted FFO and AFFO per common share	176,285	175,399	175,974	166,816

Uniti Group Inc.

Reconciliation of EBITDA and Adjusted EBITDA

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income (loss)	$4,224	$4,835	$1,862	$(31,625)
Depreciation and amortization	112,748	113,444	342,311	317,404
Interest expense	80,406	78,784	237,398	227,235
Income tax benefit	(1,466)	(8,672)	(5,208)	(8,976)
EBITDA	195,912	188,391	576,363	504,038
Stock based compensation	1,963	1,968	6,058	5,621
Transaction related costs	2,323	8,512	12,025	32,213
Other (income) expense	(1,038)	(3,933)	(1,574)	9,638
Adjusted EBITDA	$199,160	$194,938	$592,872	$551,510

Adjusted EBITDA:
Leasing	$174,123	$171,215	$519,848	$511,803
Fiber Infrastructure	28,480	28,348	87,080	52,533
Towers	1,213	(98)	(417)	(1,075)
Consumer CLEC	765	1,025	2,606	3,514
Corporate	(5,421)	(5,552)	(16,245)	(15,265)
	$199,160	$194,938	$592,872	$551,510

Annualized Adjusted EBITDA (1)	$796,640

As of September 30, 2018:
Total Debt (2)	$4,928,181
Cash and cash equivalents	(118,493)
Net Debt	$4,809,688

Total Debt/Annualized Adjusted EBITDA	6.2x

Net Debt/Annualized Adjusted EBITDA	6.0x

(1)

Calculated as Adjusted EBITDA for the most recently reported three-month period, multiplied by four.  Annualized Adjusted EBITDA has not been prepared on a pro forma basis in accordance with Article 11 of Regulation S-X.

(2)	Includes $57.1 million of capital leases, but excludes $125.9 million of unamortized discounts and deferred financing costs.

Uniti Group Inc.

Projected Future Results (1)

(In millions)

Year Ended December 31, 2018
Net income attributable to common shareholders	$3 to $8
Noncontrolling interest share in earnings	-
Participating securities’ share in earnings	3
Dividends declared on convertible preferred stock	3
Amortization of discount on convertible preferred stock	3
Net income (2)	$11 to $16
Interest expense	319
Depreciation and amortization	453
Income tax benefit	(6)
EBITDA (2)	$777 to $782
Stock based compensation	8
Transaction related costs and other	12
Adjusted EBITDA (2)	$796 to $801

(1)

These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Final purchase price allocations, future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	The components of projected future results may not add due to rounding.

Uniti Group Inc.

Projected Future Results (1)

(Per Diluted Share)

Year Ended December 31, 2018
Net income attributable to common shareholders	$0.02 to $0.04
Real estate depreciation and amortization	2.12
Participating securities share in earnings	0.01
Participating securities share in FFO	(0.01)
Adjustments for noncontrolling interests	(0.05)
FFO attributable to common shareholders (2)	$2.09 to $2.12
Transaction related costs	0.07
Change in fair value of contingent consideration	(0.00)
Amortization of deferred financing costs and debt discount	0.14
Stock based compensation	0.05
Non-real estate depreciation and amortization	0.44
Straight-line revenues	(0.08)
Maintenance capital expenditures	(0.03)
Amortization of discount on convertible preferred stock	0.02
Other non-cash revenue, net	(0.20)
Adjustments for noncontrolling interests	(0.01)
AFFO attributable to common shareholders (2)	$2.48 to $2.51

(1)

These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Final purchase price allocations, future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	The components of projected future results may not add to FFO and AFFO attributable to common shareholders due to rounding.

Components of Interest Expense (1)

(In millions)

Year Ended December 31, 2018
Interest expense on debt obligations	$295
Amortization of deferred financing cost and debt discounts	25
Interest expense (2)	$319

(1)

These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Final purchase price allocations, future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	The components of interest expense may not add to the total due to rounding.

NON-GAAP FINANCIAL MEASURES

We refer to EBITDA, Adjusted EBITDA, Funds From Operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and Adjusted Funds From Operations (“AFFO”) in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA, Adjusted EBITDA, FFO and AFFO are important non-GAAP supplemental measures of operating performance for a REIT.

We define “EBITDA” as net income, as defined by GAAP, before interest expense, provision for income taxes and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA before stock-based compensation expense and the impact, which may be recurring in nature, of transaction and integration related costs, collectively “Transaction Related Costs”, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, changes in the fair value of contingent consideration and financial instruments, and other similar items. We believe EBITDA and Adjusted EBITDA are important supplemental measures to net income because they provide additional information to evaluate our operating performance on an unleveraged basis. In addition, Adjusted EBITDA is calculated similar to defined terms in our material debt agreements used to determine compliance with specific financial covenants.  Since EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, they should not be considered as alternatives to net income determined in accordance with GAAP.

Because the historical cost accounting convention used for real estate assets requires the recognition of depreciation expense except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined by NAREIT as net income attributable to common shareholders computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges. We compute FFO in accordance with NAREIT’s definition.

The Company defines AFFO, as FFO excluding (i) transaction and integration costs; (ii) certain non-cash revenues and expenses such as stock-based compensation expense, amortization of debt and equity discounts, amortization of deferred financing costs, depreciation and amortization of non-real estate assets, straight line revenues, non-cash income taxes, and the amortization of other non-cash revenues to the extent that cash has not been received, such as revenue associated with the amortization of tenant capital improvements; (iii) the impact, which may be recurring in nature, of the write-off of unamortized deferred financing fees, additional costs incurred as a result of early repayment of debt, changes in the fair value of contingent consideration and financial instruments and similar items less maintenance capital expenditures. We believe that the use of FFO and AFFO, and their respective per share amounts, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and analysts, and makes comparisons of operating results among such companies more meaningful. We consider FFO and AFFO to be useful measures for reviewing comparative operating performance. In particular, we believe AFFO, by excluding certain revenue and expense items, can help investors compare our operating performance between periods and to other REITs on a consistent basis without having to account for differences caused by unanticipated items and events, such as transaction and integration related costs. The Company uses FFO and AFFO, and their respective per share amounts, only as performance measures, and FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. While FFO and AFFO are relevant and widely used measures of operating performance of REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance.

Further, our computations of EBITDA, Adjusted EBITDA, FFO and AFFO may not be comparable to that reported by other REITs or companies that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define EBITDA, Adjusted EBITDA and AFFO differently than we do.

INVESTOR AND MEDIA CONTACTS:

Mark A. Wallace, 501-850-0866

Executive Vice President, Chief Financial Officer & Treasurer

mark.wallace@uniti.com

Bill DiTullio, 501-850-0872

Director, Finance and Investor Relations

bill.ditullio@uniti.com